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                                                                    Exhibit 10.1

PRESS RELEASE

FOR IMMEDIATE RELEASE           EAGLE FOOD CENTERS

                                P.O. Box 6700, Rock Island, Illinois 61204-6700 Executive Offices & Distribution Center
                                Route 67 & Knoxville Road, Milan, Illinois 61264
                                Telephone:  309-787-7700/Fax: 309-787-7895

                         FROM:      S. Patric Plumley

                         TITLE:     Sr. Vice President-Chief Financial Officer

                         DATE:      December 5, 2002

            EAGLE ENTERS INTO LIMITED WAIVER AGREEMENT WITH CONGRESS
                        FINANCIAL CORPORATION (CENTRAL)

         MILAN, ILLINOIS, December 5, 2002--Eagle Food Centers, Inc., (Nasdaq:
EGLE) today announced that it has entered into an agreement with Congress Financial Corporation (Central) ("Congress") relating to an adjusted net worth covenant in the Second Amended and Restated Loan and Security Agreement dated as of August 24, 2001 ("Revolver"). The Revolver has a financial covenant requiring the Company to maintain a minimum adjusted net worth, as defined by the Revolver, of $3.0 million. To prevent a potential default under the covenant, the Company has signed a Limited Waiver ("Waiver") in which Congress has agreed to waive such default until February 1, 2003. In consideration of the Waiver, Eagle has agreed, among other things, to maintain excess loan availability of not less than $5.0 million during the term of the Waiver and to provide Congress with certain financial projections for the fiscal year ending January 31, 2004 by January 15, 2003. In addition, Eagle has agreed to pay a Waiver fee and a higher rate of interest on Revolver loans.

         We are pleased with the signing of the Waiver which permits Eagle to continue to borrow under the Revolver," said Robert Kelly, Chairman and CEO. "To provide greater flexibility during the remaining term of the Revolver, ending August 24, 2004, the Company is in discussions with Congress to amend the adjusted net worth covenant in the Revolver."

         Eagle Food Centers, Inc. is a leading regional supermarket chain headquartered in Milan, Illinois, operating 63 stores in northern and central Illinois and eastern Iowa under the trade names of Eagle Country Market, Foodco and BOGO'S Food and Deals.

                                       ###

         This press release includes statements that constitute "forward-looking" statements. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, the effect of economic conditions, the impact of competitive stores and pricing, availability and costs of inventory, employee costs and availability, the rate of technology change, the cost and uncertain outcomes of pending and unforeseen litigation, the availability and cost of capital including the continued availability of capital under the Revolver, supply constraints or difficulties, the effect of the Company's accounting policies, the effect of regulatory and legal developments and other risks detailed in the Company's Securities and Exchange Commission filings or in materials incorporated therein by reference. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.